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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                               -----------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 1996
                                                 ---------------

                             MOORE MEDICAL CORP.
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              (Exact name of registrant as specified in charter)

        Delaware                        1-8903               22-1897821
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     (State or other                (Commission              (IRS Employer
     jurisdiction of                File Number)           Identification No.)
      incorporation)

P.O. Box 1500, New Britain, CT                                    06050
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(Address of principal executive offices)                        (zip code)

Registrant's telephone number, including area code 203-826-3600
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Item 5.  Other Events.

         On January 9, 1996, the Registrant entered into a new revolving credit facility (the "Facility") with the Bank of Boston Connecticut as agent for a syndicate of financial institutions. The Facility provides for revolving loans of up to the aggregate amount of $45,000,000, with an expiration date of December 31, 1998. Interest on outstanding loans accrues at the prime rate or, at the option of the Company, at LIBOR plus a rate in a range of 1% to 2% depending on the financial leverage of the Company. The Registrant's obligations under the Facility are collateralized by a first security interest in the Registrant's accounts receivable, inventory and general intangibles. In addition, the other assets of the Registrant may not be pledged to any other party. The Revolving Credit Agreement contains various financial covenants with which the Registrant is in compliance. The Facility replaces the Registrant's revolving line of credit with the CIT Group/Business Credit, Inc. and Fleet Bank, N.A.
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                                   EXHIBITS

     1. Revolving Credit Agreement (the "Agreement") by and among Moore Medical Corp., Bank of Boston Connecticut, the other lenders which are or may become parties hereto and Bank of Boston Connecticut, as Agent, made as of the 9th day of January, 1996, and Schedules thereto. The Exhibits to the Agreement have not been filed by the Registrant, which undertakes to file them upon request of the Registrant.

     2. Security Agreement by and between Registrant and Bank of Boston Connecticut dated January 9, 1996.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

Dated: January 23, 1996

                                  MOORE MEDICAL CORP.
                                       (Registrant)



                          By: /s/ John A. Murray
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                                  John A. Murray,
                                  Vice President-Finance and
                                  Chief Financial Officer.

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